Exhibit 99.2

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share
11/20/2018	Class A Common Stock, $0.01 par value	20,000		8.5009
11/20/2018	Class A Common Stock, $0.01 par value	20,000		8.3709
11/20/2018	Class A Common Stock, $0.01 par value	15,000		8.5862
2/25/2019	Class A Common Stock, $0.01 par value		10,000	10.7174
2/25/2019	Class A Common Stock, $0.01 par value		700	10.780
2/28/2019	Class A Common Stock, $0.01 par value		500	10.6240
3/4/2019	Class A Common Stock, $0.01 par value		4,343	10.6290
3/5/2019	Class A Common Stock, $0.01 par value		6,776	10.7096
3/6/2019	Class A Common Stock, $0.01 par value		861	10.7171
3/7/2019	Class A Common Stock, $0.01 par value		921	10.7039
3/11/2019	Class A Common Stock, $0.01 par value		10,000	10.7832
3/11/2019	Class A Common Stock, $0.01 par value		12,500	10.8057
3/12/2019	Class A Common Stock, $0.01 par value		10,000	10.8095
3/13/2019	Class A Common Stock, $0.01 par value		30,000	10.8619
3/14/2019	Class A Common Stock, $0.01 par value		14,142	10.8563
3/15/2019	Class A Common Stock, $0.01 par value		20,000	10.7762